Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 17, 2022, with respect to the consolidated financial statements of Atour Lifestyle Holdings Limited, incorporated herein by reference.

/S/ KPMG Huazhen LLP

Shanghai, China

February 6, 2023